loanDepot announces third quarter 2024 financial results

Company achieves profitability on higher volumes, margin growth and productivity
Completes Vision 2025 and launches new strategic plan - Project North Star
Highlights:
•Revenue of $315 million, up 18% compared to the prior year. Adjusted revenue of $329 million, up 26% compared to the prior year.
•Company announces Ridgeland Mortgage joint venture with Smith Douglas Homes, expanding loanDepot’s network of partnerships with top homebuilders.
•Pull-through weighted gain on sale margin of 329 basis points, the highest margin since the beginning of the market downturn.
•Net income of $3 million and adjusted net income of $7 million, compared with prior year net loss and adjusted net loss of $34 million and $29 million, respectively, reflect the positive impact of higher revenue and cost productivity.
•Adjusted EBITDA of $64 million compared with $15 million in the prior year.
•Strong liquidity profile with cash balance of $483 million.

IRVINE, Calif., November 05, 2024 - loanDepot, Inc. (NYSE: LDI), (together with its subsidiaries, “loanDepot” or the “Company”), a leading provider of products and services that power the homeownership journey, today announced results for the third quarter ended September 30, 2024.

“Through the successful implementation of our Vision 2025 strategic program, loanDepot returned to profitability in the third quarter on modest improvements in market volumes, which resulted in higher revenue,” said President and Chief Executive Officer Frank Martell. “We are also realizing the benefits of our ongoing cost management and productivity programs, which helped to fund strategic investments in our platforms, solutions and people. These investments should help position the company for success in 2025 and beyond.

“Vision 2025, launched in July of 2022, was a critical factor in our successful navigation of unprecedented and challenging market conditions over the past three years. The launch of Project North Star builds on the strategic pillars of Vision 2025, including our focus on durable revenue growth, positive operating leverage, productivity and investments in platforms and solutions that support our customer’s homeownership journey,” added Martell.

“We are pleased that the successful completion of the strategic objectives of Vision 2025 has delivered the company’s first profitable quarter since the beginning of the market downturn in the first quarter of 2022,” said David Hayes, Chief Financial Officer. “The third quarter served as validation of our strategy as we saw a modest improvement in the mortgage market, coupled with the company’s positive operating leverage fueled our return to profitability. As we look toward 2025, we anticipate continued market challenges, but we believe that the implementation of Project North Star will allow us to capture the benefit of higher market volumes while we continue to capitalize on our ongoing investments in operational efficiency to achieve sustainable profitability in a wide variety of operating environments.”

Third Quarter Highlights:

Financial Summary

	Three Months Ended			Nine Months Ended
($ in thousands except per share data) (Unaudited)	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Rate lock volume	$9,792,423	$8,298,270	$8,295,935	$24,893,023	$25,738,036
Pull-through weighted lock volume(1)	6,748,057	5,782,309	5,685,209	17,262,202	17,067,876
Loan origination volume	6,659,329	6,090,634	6,083,143	17,308,314	17,301,023
Gain on sale margin(2)	3.33%	3.06%	2.74%	3.11%	2.66%
Pull-through weighted gain on sale margin(3)	3.29%	3.22%	2.93%	3.12%	2.69%
Financial Results
Total revenue	$314,598	$265,390	$265,661	$802,772	$745,395
Total expense	311,003	342,547	305,128	961,497	949,760
Net income (loss)	2,672	(65,853)	(34,262)	(134,685)	(175,743)
Diluted earnings (loss) per share	$0.01	$(0.18)	$(0.09)	$(0.36)	$(0.48)
Non-GAAP Financial Measures(4)
Adjusted total revenue	$329,499	$278,007	$261,116	$838,318	$755,852
Adjusted net income (loss)	7,077	(15,890)	(29,211)	(48,309)	(124,417)
Adjusted EBITDA	63,742	34,575	15,253	98,820	(8,399)
(1)Pull-through weighted rate lock volume is the principal balance of loans subject to interest rate lock commitments, net of a pull-through factor for the loan funding probability.
(2)Gain on sale margin represents the total of (i) gain on origination and sale of loans, net, and (ii) origination income, net, divided by loan origination volume during period.
(3)Pull-through weighted gain on sale margin represents the total of (i) gain on origination and sale of loans, net, and (ii) origination income, net, divided by the pull-through weighted rate lock volume.
(4)See “Non-GAAP Financial Measures” for a discussion of Non-GAAP Financial Measures and a reconciliation of these metrics to their closest GAAP measure.

Year-over-Year Operational Highlights
•Non-volume related expenses decreased $11.4 million from the third quarter of 2023, primarily due to lower general and administrative expenses, offset somewhat by higher headcount related salary expenses and marketing costs.
•Accrued a net benefit of $18.9 million primarily associated with expected insurance proceeds related to the settlement of class-action litigation related to the first quarter Cybersecurity Incident.
•Incurred restructuring and impairment charges totaling $1.9 million, a decrease of $0.4 million from the third quarter of 2023.
•Pull-through weighted lock volume of $6.7 billion for the third quarter of 2024, an increase of $1.1 billion or 19% from the third quarter of 2023.
•Loan origination volume for the third quarter of 2024 was $6.7 billion, an increase of $0.6 billion or 9% from the third quarter of 2023.
•Purchase volume totaled 66% of total loans originated during the third quarter, down slightly from 71% during the third quarter of 2023.

•Our preliminary organic refinance consumer direct recapture rate1 increased to 71% from the third quarter 2023’s recapture rate of 69%.
•Net income for the third quarter of 2024 of $2.7 million as compared to net loss of $34.3 million in the third quarter of 2023. Net income increased primarily due to higher revenue from increased volume and pull-through weighted gain on sale margin.
•Adjusted net income for the third quarter of 2024 was $7.1 million as compared to adjusted net loss of $29.2 million for the third quarter of 2023.

Outlook for the fourth quarter of 2024
•Origination volume of between $6 billion and $8 billion.
•Pull-through weighted rate lock volume of between $5.5 billion and $7.5 billion.
•Pull-through weighted gain on sale margin of between 285 basis points and 305 basis points.

Servicing

	Three Months Ended			Nine Months Ended
Servicing Revenue Data: ($ in thousands) (Unaudited)	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Due to collection/realization of cash flows	$(41,498)	$(42,285)	$(38,502)	$(119,783)	$(114,777)

Due to changes in valuation inputs or assumptions	(52,557)	15,623	68,651	(8,690)	73,422
Realized gain (loss) on sale of servicing rights	32	(3,057)	5,247	(2,980)	12,411
Net gain (loss) from derivatives hedging servicing rights	37,624	(25,183)	(69,353)	(23,876)	(96,290)
Change in fair value of servicing rights, net of hedging gains and losses	(14,901)	(12,617)	4,545	(35,546)	(10,457)
Other realized losses on sales of servicing rights (1)	(164)	(5,885)	(1,731)	(7,290)	(1,734)
Changes in fair value of servicing rights, net	$(56,563)	$(60,787)	$(35,688)	$(162,619)	$(126,968)

Servicing fee income (2)	$124,133	$125,082	$120,911	$373,273	$360,329
(1)Includes the (provision) recovery for sold MSRs and broker fees.
(2)Servicing fee income for the three and nine months ended September 30, 2023, has been adjusted to incorporate earnings credits, which were previously classified as part of net interest income.

1 We define organic refinance consumer direct recapture rate as the total unpaid principal balance (“UPB”) of loans in our servicing portfolio that are paid in full for purposes of refinancing the loan on the same property, with the Company acting as lender on both the existing and new loan, divided by the UPB of all loans in our servicing portfolio that paid in full for the purpose of refinancing the loan on the same property. The recapture rate is finalized following the publication date of this release when external data becomes available.

	Three Months Ended			Nine Months Ended
Servicing Rights, at Fair Value: ($ in thousands) (Unaudited)	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Balance at beginning of period	$1,566,463	$1,970,164	$1,998,762	$1,985,718	$2,025,136
Additions	62,039	66,115	80,068	176,529	215,229
Sales proceeds	(8,466)	(439,199)	(73,972)	(503,777)	(171,167)
Changes in fair value:
Due to changes in valuation inputs or assumptions	(52,557)	15,623	68,651	(8,690)	73,422
Due to collection/realization of cash flows	(41,498)	(42,285)	(38,502)	(119,783)	(114,777)
Realized gains (losses) on sales of servicing rights	32	(3,955)	3,647	(3,984)	10,811
Total changes in fair value	(94,023)	(30,617)	33,796	(132,457)	(30,544)
Balance at end of period (1)	$1,526,013	$1,566,463	$2,038,654	$1,526,013	$2,038,654
(1)Balances are net of $16.7 million, $16.7 million, and $14.7 million of servicing rights liability as of September 30, 2024, June 30, 2024, and September 30, 2023, respectively.

				% Change
Servicing Portfolio Data: ($ in thousands) (Unaudited)	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Sep-24 vs Jun-24	Sep-24 vs Sep-23
Servicing portfolio (unpaid principal balance)	$114,915,206	$114,278,549	$143,959,705	0.6%	(20.2)%

Total servicing portfolio (units)	409,344	403,302	490,191	1.5	(16.5)

60+ days delinquent ($)	$1,654,955	$1,457,098	$1,235,443	13.6	34.0
60+ days delinquent (%)	1.4%	1.3%	0.9%

Servicing rights, net to UPB	1.3%	1.4%	1.4%

Balance Sheet Highlights

				% Change
($ in thousands) (Unaudited)	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Sep-24 vs Jun-24	Sep-24 vs Sep-23
Cash and cash equivalents	$483,048	$533,153	$717,196	(9.4)%	(32.6)%
Loans held for sale, at fair value	2,790,284	2,377,987	2,070,748	17.3	34.7
Loans held for investment, at fair value	122,066	120,287	—	1.5	NM
Servicing rights, at fair value	1,542,720	1,583,128	2,053,359	(2.6)	(24.9)
Total assets	6,417,627	5,942,777	6,078,529	8.0	5.6
Warehouse and other lines of credit	2,565,713	2,213,128	1,897,859	15.9	35.2
Total liabilities	5,825,578	5,363,839	5,309,594	8.6	9.7
Total equity	592,049	578,938	768,935	2.3	(23.0)

An increase in loans held for sale at September 30, 2024, resulted in a corresponding increase in the balance on our warehouse lines of credit. Total funding capacity with our lending partners was $3.1 billion at September 30, 2024, and $3.9 billion at September 30, 2023. Available borrowing capacity was $0.5 billion at September 30, 2024.

Consolidated Statements of Operations

($ in thousands except per share data)	Three Months Ended			Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
	(Unaudited)			(Unaudited)
REVENUES:
Interest income	$38,673	$35,052	$37,253	$104,650	$98,271
Interest expense	(39,488)	(35,683)	(36,770)	(106,837)	(96,459)
Net interest (expense) income	(815)	(631)	483	(2,187)	1,812

Gain on origination and sale of loans, net	198,027	166,920	148,849	481,007	411,336
Origination income, net	23,675	19,494	17,740	56,775	48,088
Servicing fee income	124,133	125,082	120,911	373,273	360,329
Change in fair value of servicing rights, net	(56,563)	(60,787)	(35,688)	(162,619)	(126,968)
Other income	26,141	15,312	13,366	56,523	50,798
Total net revenues	314,598	265,390	265,661	802,772	745,395

EXPENSES:
Personnel expense	161,330	141,036	141,432	436,683	440,258
Marketing and advertising expense	36,282	31,175	33,894	95,811	104,520
Direct origination expense	23,120	21,550	15,749	62,841	50,352
General and administrative expense	22,984	73,160	46,522	153,889	157,473
Occupancy expense	4,800	5,204	5,903	15,113	18,083
Depreciation and amortization	8,931	8,955	10,592	27,329	31,339
Servicing expense	8,427	8,467	8,532	25,155	19,116
Other interest expense	45,129	53,000	42,504	144,676	128,619
Total expenses	311,003	342,547	305,128	961,497	949,760

Income (loss) before income taxes	3,595	(77,157)	(39,467)	(158,725)	(204,365)
Income tax expense (benefit)	923	(11,304)	(5,205)	(24,040)	(28,622)
Net income (loss)	2,672	(65,853)	(34,262)	(134,685)	(175,743)
Net income (loss) attributable to noncontrolling interests	1,303	(33,642)	(17,663)	(69,588)	(92,793)
Net income (loss) attributable to loanDepot, Inc.	$1,369	$(32,211)	$(16,599)	$(65,097)	$(82,950)

Basic income (loss) per share	$0.01	$(0.18)	$(0.09)	$(0.36)	$(0.48)
Diluted income (loss) per share	$0.01	$(0.18)	$(0.09)	$(0.36)	$(0.48)

Weighted average shares outstanding
Basic	185,385,271	182,324,046	175,962,804	183,041,489.00	173,568,986.00
Diluted	332,532,984	182,324,046	175,962,804	183,041,489.00	173,568,986.00

Consolidated Balance Sheets

($ in thousands)	Sep 30, 2024	Jun 30, 2024	Dec 31, 2023
	(Unaudited)
ASSETS
Cash and cash equivalents	$483,048	$533,153	$660,707
Restricted cash	95,593	98,057	85,149
Loans held for sale, at fair value	2,790,284	2,377,987	2,132,880
Loans held for investment, at fair value	122,066	120,287	—
Derivative assets, at fair value	68,647	59,779	93,574
Servicing rights, at fair value	1,542,720	1,583,128	1,999,763
Trading securities, at fair value	92,324	89,477	92,901
Property and equipment, net	62,974	64,631	70,809
Operating lease right-of-use asset	23,020	24,549	29,433
Loans eligible for repurchase	860,300	740,238	711,371
Investments in joint ventures	17,899	17,905	20,363
Other assets	258,752	233,586	254,098
Total assets	$6,417,627	$5,942,777	$6,151,048

LIABILITIES AND EQUITY
LIABILITIES:
Warehouse and other lines of credit	$2,565,713	$2,213,128	$1,947,057
Accounts payable and accrued expenses	381,543	375,319	379,971
Derivative liabilities, at fair value	22,143	17,856	84,962
Liability for loans eligible for repurchase	860,300	740,238	711,371
Operating lease liability	38,538	41,896	49,192
Debt obligations, net	1,957,341	1,975,402	2,274,011
Total liabilities	5,825,578	5,363,839	5,446,564
EQUITY:
Total equity	592,049	578,938	704,484
Total liabilities and equity	$6,417,627	$5,942,777	$6,151,048

Loan Origination and Sales Data

($ in thousands) (Unaudited)	Three Months Ended			Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Loan origination volume by type:
Conventional conforming	$3,254,702	$3,232,905	$3,158,107	$8,991,282	$9,375,605
FHA/VA/USDA	2,564,827	2,271,104	2,354,630	6,489,956	6,371,168
Jumbo	300,086	229,379	126,408	646,787	405,551
Other	539,714	357,246	443,998	1,180,289	1,148,699
Total	$6,659,329	$6,090,634	$6,083,143	$17,308,314	$17,301,023

Loan origination volume by purpose:
Purchase	$4,378,575	$4,383,145	$4,337,476	$12,057,993	$12,403,166
Refinance - cash out	1,954,071	1,562,827	1,660,578	4,660,580	4,599,564
Refinance - rate/term	326,683	144,662	85,089	589,741	298,293
Total	$6,659,329	$6,090,634	$6,083,143	$17,308,314	$17,301,023

Loans sold:
Servicing retained	$3,818,375	$4,011,399	$4,175,126	$10,816,315	$11,396,678
Servicing released	2,487,589	1,893,515	2,092,762	5,833,916	6,345,660
Total	$6,305,964	$5,904,914	$6,267,888	$16,650,231	$17,742,338

Third Quarter Earnings Call
Management will host a conference call and live webcast today at 5:00 p.m. ET on loanDepot’s Investor Relations website, investors.loandepot.com, to discuss the Company’s earnings results.

The conference call can also be accessed by dialing (800) 715-9871, Conference ID: 9881136. Please call five minutes in advance to ensure that you are connected prior to the call. A webcast can also be accessed at https://events.q4inc.com/attendee/479196723.

A replay of the webcast will be made available on the Investor Relations website following the conclusion of the event.

For more information about loanDepot, please visit the company’s Investor Relations website: investors.loandepot.com.

Non-GAAP Financial Measures
To provide investors with information in addition to our results as determined by GAAP, we disclose certain non-GAAP measures to assist investors in evaluating our financial results. We believe these non-GAAP measures provide useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. They facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in hedging strategies, changes in valuations, capital structures (affecting interest expense on non-funding debt), taxation, the age and book depreciation of facilities (affecting relative depreciation expense), and other cost or benefit items which may vary for different companies for reasons unrelated to operating performance. These non-GAAP measures include our Adjusted Total Revenue, Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Share (if dilutive), and Adjusted EBITDA (LBITDA). We exclude from these non-GAAP financial measures the change in fair value of MSRs, gains (losses) from the sale of MSRs and related hedging gains and losses that represent realized and unrealized adjustments resulting from changes in valuation, mostly due to changes in market interest rates, and are not indicative of the Company’s operating performance or results of operation. Beginning in the second quarter of 2024, we began to include the gains (losses) from the sale of MSRs in valuation changes in servicing rights, net of hedging gains and losses to appropriately capture all valuation changes in MSRs up to and including the sales date. Prior periods have been revised to conform with this new presentation. We also exclude stock-based compensation expense, which is a non-cash expense, expenses directly related to the Cybersecurity Incident, net of expected insurance recoveries, including costs to investigate and remediate the Cybersecurity Incident, the costs of customer notifications and identity protection, professional fees, including legal expenses, litigation settlement costs, and commission guarantees, gains or losses on extinguishment of debt and disposal of fixed assets, non-cash goodwill impairment, and other impairment charges to intangible assets and operating lease right-of-use assets, as well as certain costs associated with our restructuring efforts, as management does not consider these costs to be indicative of our performance or results of operations. Adjusted EBITDA (LBITDA) includes interest expense on funding facilities, which are recorded as a component of “net interest income (expense),” as these expenses are a direct operating expense driven by loan origination volume. By contrast, interest expense on our non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA (LBITDA). Adjustments for income taxes are made to reflect historical results of operations on the basis that it was taxed as a corporation under the Internal Revenue Code, and therefore subject to U.S. federal, state and local income taxes. Adjustments to Diluted Weighted Average Shares Outstanding assumes the pro forma conversion of weighted average Class C shares to Class A common stock. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for revenue, net income, or any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies. Some of these limitations are:

•they do not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA (LBITDA) does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and Adjusted Total Revenue, Adjusted Net Income (Loss), and Adjusted EBITDA (LBITDA) do not reflect any cash requirement for such replacements or improvements; and
•they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows.

Because of these limitations, Adjusted Total Revenue, Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Share, and Adjusted EBITDA (LBITDA) are not intended as alternatives to total revenue, net income (loss), net income (loss) attributable to the Company, or Diluted Earnings (Loss) Per Share or as an indicator of our operating performance and should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. We compensate for these limitations by using Adjusted Total Revenue, Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Share, and Adjusted EBITDA (LBITDA) along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. See below for a reconciliation of these non-GAAP measures to their most comparable U.S. GAAP measures.

Reconciliation of Total Revenue to Adjusted Total Revenue ($ in thousands) (Unaudited)	Three Months Ended			Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Total net revenue	$314,598	$265,390	$265,661	$802,772	$745,395
Valuation changes in servicing rights, net of hedging gains and losses(1)	14,901	12,617	(4,545)	35,546	10,457
Adjusted total revenue	$329,499	$278,007	$261,116	$838,318	$755,852
(1)Represents the change in the fair value of servicing rights due to changes in valuation inputs or assumptions, net of gains or losses from derivatives hedging servicing rights. Beginning in the second quarter of 2024, we began to include the gains (losses) from the sale of MSRs in valuation changes in servicing rights, net of hedging gains and losses to appropriately capture all valuation changes in MSRs up to and including the sales date. Prior periods have been revised to conform with this new presentation.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) ($ in thousands) (Unaudited)	Three Months Ended			Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Net income (loss) attributable to loanDepot, Inc.	$1,369	$(32,211)	$(16,599)	$(65,097)	$(82,950)
Net income (loss) from the pro forma conversion of Class C common shares to Class A common stock (1)	1,303	(33,642)	(17,663)	(69,588)	(92,793)
Net income (loss)	2,672	(65,853)	(34,262)	(134,685)	(175,743)
Adjustments to the (provision) benefit for income taxes(2)	(326)	8,838	4,845	17,982	25,054
Tax-effected net income (loss)	2,346	(57,015)	(29,417)	(116,703)	(150,689)
Valuation changes in servicing rights, net of hedging gains and losses(3)	14,901	12,617	(4,545)	35,546	10,457
Stock-based compensation expense	8,200	5,898	3,940	18,952	15,619
Restructuring charges(4)	1,853	3,127	2,007	7,105	8,357
Cybersecurity incident(5)	(18,880)	26,942	—	22,760	—
Loss (gain) on extinguishment of debt	—	5,680	(1,651)	5,680	(1,690)
Loss (gain) on disposal of fixed assets	3	—	93	(25)	1,105
Other impairment(6)	10	1,193	129	1,202	470
Tax effect of adjustments(7)	(1,356)	(14,332)	233	(22,826)	(8,046)
Adjusted net income (loss)	$7,077	$(15,890)	$(29,211)	$(48,309)	$(124,417)

(1)Reflects net income (loss) to Class A common stock and Class D common stock from the pro forma exchange of Class C common stock.
(2)loanDepot, Inc. is subject to federal, state and local income taxes. Adjustments to the (provision) benefit for income taxes reflect the income tax rates below, and the pro forma assumption that loanDepot, Inc. owns 100% of LD Holdings.

	Three Months Ended			Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Statutory U.S. federal income tax rate	21.00%	21.00%	21.00%	21.00%	21.00%
State and local income taxes (net of federal benefit)	4.01%	5.27%	6.43%	4.84%	6.00%
Effective income tax rate	25.01%	26.27%	27.43%	25.84%	27.00%
(3)Represents the change in the fair value of servicing rights due to changes in valuation inputs or assumptions, net of gains or losses from derivatives hedging servicing rights, and gains (losses) from the sale of MSRs. Beginning in the second quarter of 2024, we began to include the gains (losses) from the sale of MSRs in valuation changes in servicing rights, net of hedging gains and losses to appropriately capture all valuation changes in MSRs up to and including the sales date. Prior periods have been revised to conform with this new presentation.
(4)Reflects employee severance expense and professional services associated with restructuring efforts subsequent to the announcement of Vision 2025 in July 2022.
(5)Represents expenses directly related to the Cybersecurity Incident, net of expected insurance recoveries, including costs to investigate and remediate the Cybersecurity Incident, the costs of customer notifications and identity protection, professional fees including legal expenses, litigation settlement costs, and commission guarantees. During the three months ended September 30, 2024, the Company recorded a $20.0 million receivable for reimbursement from its insurers. During the nine months ended September 30, 2024, the Company recorded $35.0 million for an insurance reimbursement and receivable, and an accrual of $25.0 million in connection with class action litigation related to the Cybersecurity Incident.
(6)Represents lease impairment on corporate and retail locations.
(7)Amounts represent the income tax effect using the aforementioned effective income tax rates, excluding certain discrete tax items.

Reconciliation of Adjusted Diluted Weighted Average Shares Outstanding to Diluted Weighted Average Shares Outstanding ($ in thousands except per share data) (Unaudited)	Three Months Ended			Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Net income (loss) attributable to loanDepot, Inc.	$1,369	$(32,211)	$(16,599)	$(65,097)	$(82,950)
Adjusted net income (loss)	7,077	(15,890)	(29,211)	(48,309)	(124,417)

Share Data:
Diluted weighted average shares of Class A and Class D common stock outstanding	332,532,984	182,324,046	175,962,804	183,041,489	173,568,986
Assumed pro forma conversion of weighted average Class C shares to Class A common stock (1)	—	142,907,533	147,171,089	142,333,213	148,741,661
Adjusted diluted weighted average shares outstanding	332,532,984	325,231,579	323,133,893	325,374,702	322,310,647
(1)Reflects the assumed pro forma exchange and conversion of anti-dilutive Class C common shares.

Reconciliation of Net Income (Loss) to Adjusted EBITDA (LBITDA) ($ in thousands) (Unaudited)	Three Months Ended			Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Net income (loss)	$2,672	$(65,853)	$(34,262)	$(134,685)	$(175,743)
Interest expense - non-funding debt (1)	45,129	53,000	42,504	144,676	128,619
Income tax expense (benefit)	923	(11,304)	(5,205)	(24,040)	(28,622)
Depreciation and amortization	8,931	8,955	10,592	27,329	31,339
Valuation changes in servicing rights, net of hedging gains and losses(2)	14,901	12,617	(4,545)	35,546	10,457
Stock-based compensation expense	8,200	5,898	3,940	18,952	15,619
Restructuring charges(3)	1,853	3,127	2,007	7,105	8,357
Cybersecurity incident(4)	(18,880)	26,942	—	22,760	—
Loss (gain) on disposal of fixed assets	3	—	93	(25)	1,105
Other impairment(5)	10	1,193	129	1,202	470
Adjusted EBITDA (LBITDA)	$63,742	$34,575	$15,253	$98,820	$(8,399)

(1)Represents other interest expense, which includes gain or loss on extinguishment of debt and amortization of debt issuance costs and debt discount, in the Company’s consolidated statements of operations.
(2)Represents the change in the fair value of servicing rights due to changes in valuation inputs or assumptions, net of gains or losses from derivatives hedging servicing rights, and gains (losses) from the sale of MSRs. Beginning in the second quarter of 2024, we began to include the gains (losses) from the sale of MSRs in valuation changes in servicing rights, net of hedging gains and losses to appropriately capture all valuation changes in MSRs up to and including the sales date. Prior periods have been revised to conform with this new presentation.
(3)Reflects employee severance expense and professional services associated with restructuring efforts subsequent to the announcement of Vision 2025 in July 2022.
(4)Represents expenses, directly related to the Cybersecurity Incident, net of expected insurance recoveries, that occurred in the first quarter of 2024, including costs to investigate and remediate the Cybersecurity Incident, the costs of customer notifications and identity protection, professional fees including legal expenses, litigation settlement costs, and commission guarantees. During the three months ended September 30, 2024, the Company recorded a $20.0 million receivable for reimbursement from its insurers. During the nine months ended September 30, 2024, the Company recorded $35.0 million for an insurance reimbursement and receivable, and an accrual of $25.0 million in connection with class action litigation related to the Cybersecurity Incident.
(5)Represents lease impairment on corporate and retail locations.

Forward-Looking Statements
This press release may contain "forward-looking statements," which reflect loanDepot's current views with respect to, among other things, our business strategies, including Project North Star, our progress toward run-rate profitability, ongoing cost management and productivity programs, our HELOC product, financial condition and liquidity, competitive position, industry and regulatory environment, potential growth opportunities, the effects of competition, the impact of the Cybersecurity Incident, operations and financial performance. These forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain the words “outlook,” “potential,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” or “could” and the negatives of those terms. These forward-looking statements are based on current available operating, financial, economic and other information, and are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict, including but not limited to, the following: our ability to achieve the expected benefits of Project North Star and the success of other business initiatives; our ability to achieve run-rate profitability; our loan production volume; our ability to maintain an operating platform and management system sufficient to conduct our business; our ability to maintain warehouse lines of credit and other sources of capital and liquidity; impacts of cybersecurity incidents, cyberattacks, information or security breaches and technology disruptions or failures, of ours or of our third party vendors; the outcome of legal proceedings to which we are a party; our ability to reach a definitive settlement agreement related to the Cybersecurity Incident; adverse changes in macroeconomic and U.S residential real estate and mortgage market conditions, including changes in interest rates; changing federal, state and local laws, as well as changing regulatory enforcement policies and priorities; and other risks detailed in the "Risk Factors" section of loanDepot, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2023, and Quarterly Reports on Form 10-Q as well as any subsequent filings with the Securities and Exchange Commission. Therefore, current plans, anticipated actions, and financial results, as well as the anticipated development of the industry, may differ materially from what is expressed or forecasted in any forward-looking statement. loanDepot does not undertake any obligation to publicly update or revise any forward-looking statement to reflect future events or circumstances, except as required by applicable law.

About loanDepot
loanDepot (NYSE: LDI) is a leading provider of lending solutions that make the American dream of homeownership more accessible and achievable for all, especially the increasingly diverse communities of first-time homebuyers, through a broad suite of lending and real estate services that simplify one of life's most complex transactions. Since its launch in 2010, the company has been recognized as an innovator, using its industry-leading technology to deliver a superior customer experience. Our digital-first approach makes it easier, faster and less stressful to purchase or refinance a home. Today, as one of the largest non-bank lenders in the country, loanDepot and its mellohome operating unit offer an integrated platform of lending, loan servicing, real estate and home services that support customers along their entire homeownership journey. Headquartered in Southern California and with hundreds of local market offices nationwide, loanDepot’s passionate team is dedicated to making a positive difference in the lives of their customers every day.

Investor Relations Contact:
Gerhard Erdelji
Senior Vice President, Investor Relations
(949) 822-4074
gerdelji@loandepot.com

Media Contact:
Rebecca Anderson

Senior Vice President, Communications & Public Relations
(949) 822-4024
rebeccaanderson@loandepot.com

LDI-IR